UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

PAETEC Holding Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

PAETEC Announces Consent Solicitation

FAIRPORT, N.Y. – August 3, 2011 – PAETEC Holding Corp. (NASDAQ GS: PAET) (the “Company”) is soliciting consents from the holders of its 9.5% Senior Notes due 2015 (CUSIP No. 695459AB3, the “2015 Notes”), 8 7/8% Senior Secured Notes due 2017 (CUSIP No. 695459AD9, the “2017 Notes”), and 9 7/8% Senior Notes due 2018 (CUSIP No. 695459AF4, the “2018 Notes”) (collectively, the “Notes”). The Company is seeking consents (the “Consent Solicitation”) to a proposed amendment to the indentures governing each series of Notes. The proposed amendment will provide that the Company’s obligation under each indenture to make an offer to purchase all of the outstanding 2015 Notes, 2017 Notes, or 2018 Notes, as applicable, will not apply as a result of the previously disclosed proposed acquisition of the Company by Windstream Corporation (“Windstream”) and will clarify the Company’s obligations under the reporting covenant in each indenture governing the Notes. The Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on August 16, 2011 (as such time may be extended, the “Expiration Date”).

On July 31, 2011, the Company, Windstream, and Peach Merger Sub, Inc., a direct wholly owned subsidiary of Windstream, entered into a definitive agreement (the “Merger Agreement”) pursuant to which Windstream will acquire the Company through a merger of Peach Merger Sub, Inc. with and into the Company, with the Company surviving as a wholly owned subsidiary of Windstream. Adoption of the proposed amendment and the execution of the supplemental indentures to the indentures governing the Notes are not conditioned on, or conditions to, consummation of the proposed merger.

The Company will pay to the holders of record of Notes as of 5:00 p.m., New York City time, on August 2, 2011, who deliver valid and unrevoked consents prior to the Expiration Date a cash payment for consents delivered by such holders of Notes (the “Consent Fee”). The Company will promptly pay (i) with respect to the 2015 Notes, a Consent Fee equal to $750,000, which amount will be payable to consenting holders on a pro rata basis, (ii) with respect to the 2017 Notes, a Consent Fee equal to $1,625,000, which amount will be payable to consenting holders on a pro rata basis, and (iii) with respect to the 2018 Notes, a Consent Fee equal to $1,125,000, which amount will be payable to consenting holders on a pro rata basis, in each case, if the Consent Solicitation is not terminated, and if the required consents with regard to the applicable series of Notes have been received (and not revoked) prior to the Expiration Date, a supplemental indenture with respect to such series of Notes is executed and becomes effective, and each of the other conditions to the Consent Solicitation is satisfied or waived.

Holders of Notes for which no consent is delivered will not receive a Consent Fee, even though the proposed amendment to the indenture governing the applicable series of Notes, if approved, will bind all holders of Notes and their transferees. Consents delivered may be revoked at any time prior to the time at which the applicable supplemental indenture reflecting the proposed amendment is executed. The Company intends to execute each supplemental indenture on or promptly after the Expiration Date, following the receipt of the requisite consents of not less than a majority in aggregate principal amount of the applicable series of Notes, excluding Notes owned by any affiliate of the Company.

The execution of each supplemental indenture to the applicable series of Notes is conditioned on the satisfaction of certain conditions, including, but not limited to, the receipt of the requisite consents of not less than a majority in aggregate principal amount of the applicable series of Notes, excluding Notes owned by any affiliate of the Company, and the continued effectiveness of the Merger Agreement.

The terms and conditions of the consent solicitation are described in the Consent Solicitation Statement dated August 3, 2011, and related Consent Letter. For more information regarding the proposed amendment to the indentures governing the Notes, please refer to the Consent Solicitation Statement.

The Company has engaged J.P. Morgan Securities LLC as its solicitation agent (the “Solicitation Agent”). Questions and requests for assistance regarding this solicitation should be directed to the Solicitation Agent at (800) 245-8812 or collect at (212) 270-1200. Requests for documents may be directed to i-Deal, which is acting as the information agent (the “Information Agent”) for the Consent Solicitation, at (888) 593-9546 (toll free) or (212) 849-5000 (banks and brokers).

None of the representatives or employees of the Company or any of its subsidiaries, Windstream or any of its subsidiaries, the Solicitation Agent, the Information Agent, or any of the trustees under the indentures governing the Notes, makes any recommendation as to whether or not holders of the Notes should issue their consents pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such recommendations.

This press release does not constitute a solicitation of consents of holders of the Notes and shall not be deemed a solicitation of consents with respect to any other securities of the Company. The Consent Solicitation will be made solely by the Consent Solicitation Statement and the accompanying Consent Letter. Execution of the proposed amendment to the indentures governing the Notes is subject to a number of conditions. No assurance can be given that any such amendment can or will be completed on terms that are acceptable to the Company, or at all.

About PAETEC

PAETEC (NASDAQ GS: PAET) is personalizing communications and energy solutions in 86 of the top 100 metropolitan areas across the United States. We offer a comprehensive suite of network services (voice, data and fiber solutions), as well as managed services, cloud and data center services, software and technology, and energy services. For more information, visit www.paetec.com.

Cautionary Statement Regarding Forward-Looking Statements

Except for statements that present historical facts, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause PAETEC’s actual operating results, financial position, levels of activity or performance to be materially different from those expressed or implied by such forward-looking statements. These risks include those related to the ability of PAETEC to consummate the proposed merger and to realize the anticipated benefits of the merger. Some of the other risks, uncertainties and factors are discussed under the caption “Risk Factors” in PAETEC’s Annual Report on Form 10-K for the year ended December 31, 2010 and in PAETEC’s subsequently filed SEC reports. They include, but are not limited to, the following risks, uncertainties and other factors: general economic conditions and trends; the continued availability of necessary network elements at acceptable cost from competitors; changes in regulation and the regulatory environment; industry consolidation; PAETEC’s ability to manage its business effectively; competition in the markets in which PAETEC operates; failure to adapt product and service offerings to changes in customer preferences and in technology; PAETEC’s ability to integrate the operations of acquired businesses; any significant impairment of PAETEC’s goodwill; PAETEC’s significant level of debt and interest payment obligations and compliance with covenants under PAETEC’s debt agreements; PAETEC’s ability to attract and retain qualified personnel and sales agents; PAETEC’s failure to obtain and maintain network permits and rights-of-way; PAETEC’s involvement in disputes and legal proceedings; PAETEC’s ability to maintain and enhance its back office systems; and effects of network failures, system breaches, natural catastrophes and other service interruptions. PAETEC disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Merger and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger of PAETEC Holding Corp. and Windstream. In connection with the proposed merger, Windstream will file a Registration Statement on Form S-4 with the SEC that will contain a proxy statement/prospectus. PAETEC investors and security holders are advised to read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because those documents will contain important information about PAETEC, Windstream and the proposed merger. The final proxy statement/prospectus will be mailed to stockholders of PAETEC. Investors and security holders may obtain a free copy of the proxy statement/prospectus when it becomes available at the

SEC’s Web site at www.sec.gov. Free copies of the proxy statement/prospectus, when it becomes available, may also be obtained from Windstream upon written request to Windstream Investor Relations, 4001 Rodney Parham Road, Little Rock, AR 72212 or by calling 1-866-320-7922, or upon written request to PAETEC Investor Relations, 600 WillowBrook Office Park, Fairport, NY 14450 or by calling 1-877-472-3832.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Certain Information Regarding Participants

PAETEC and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from PAETEC’s stockholders with respect to the proposed merger transaction. Security holders may obtain information regarding the names, affiliations and interests of such individuals in PAETEC’s Annual Report on Form 10-K/A for the year ended December 31, 2010, which was filed with the SEC on April 12, 2011, and its definitive proxy statement for the 2011 annual meeting of stockholders, which was filed with the SEC on April 20, 2011. Additional information regarding the interests of such individuals in the proposed merger transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov, PAETEC’s website at www.paetec.com and Windstream’s website at www.windstream.com.

Media Contact Chris Muller (585) 340-8218 chris.muller@paetec.com	Investor Contact Pete Connoy (585) 340-2649 peter.connoy@paetec.com

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